Exhibit 99.1

Northern Power Systems Corp.

Northern Power Systems Announces Q2 2014 Financial Results

Strong revenue growth; substantially reduced EBITDA losses

Second Quarter 2014 Highlights:

•	Expanded quarterly revenues to $13.8 million from $4.3 million in the prior year period; revenue expansion driven by strong continued demand for the Company’s distributed class turbines.

•	Reduced quarterly net loss to $2.2 million from $2.8 million in the prior year period, and quarterly non-GAAP EBITDA loss to $1.3 million from $3.0 million in the prior year quarter; driven by sales into higher wind regimes and production cost control.

•	Completed prototype of next generation distributed class turbine which will offer improved performance and economic returns.

•	Concluded capital raise of $22.3 million in April, supporting strategic plans for global expansion in sales of Northern Power’s offerings.

Barre, VT USA (August 5, 2014) – Northern Power Systems Corp. (TSX:NPS), a next generation renewable energy technology company, today announced financial results for its three and six month periods ended June 30, 2014.

“Our second quarter financial results demonstrated continued strong year-over-year revenue growth. With our next generation distributed turbine ready for the market and our capital raise concluded, we are planning our targeted expansion strategy to enter new regions and market sectors,” said Troy Patton, president and chief executive officer. “We also continue to be very pleased with the scope of our strategic partnership with WEG Industries. WEG’s production and delivery of 2MW turbines leveraging our licensed technology platform continues on pace to fill its current Brazilian orders of greater than 150 MW. The 3.3MW turbine now under development supported by Northern Power should add to a strong portfolio of offerings for WEG’s commercialization of our permanent magnet/direct drive technology in this rapidly expanding market.”

“Our significant reductions in quarterly net loss and non-GAAP EBITDA loss, at 22 percent and 58 percent year-over-year, respectively, are demonstrating our path toward break-even,” commented Ciel Caldwell, chief financial officer. “We are optimistic in our continued progress of tracking to profitability.”

Consolidated Financial Metrics:

•	Revenue for the second quarter of fiscal year 2014 grew to $13.8 million, a 220 percent increase over revenue of $4.3 million reported in the prior year period.

•	Order backlog at June 30, 2014 was $41 million, a 21 percent increase over backlog of $34 million at June 30, 2013.

•	Gross margin (revenue minus the cost of revenue as a percent of total revenue) in the second quarter was 16 percent, up from a gross margin loss of 1 percent in the prior year period.

•	GAAP net loss for the second quarter was $2.2 million, representing a 22 percent decrease compared to a $2.8 million loss in the prior year period.

•	Non-GAAP adjusted EBITDA loss for the second quarter was $1.3 million, representing a 58 percent decrease compared to a non-GAAP adjusted EBITDA loss of $3.0 million, in the prior year period.

•	Cash used in operations in the second quarter was $6.9 million, representing a 244 percent increase compared to a $2.0 million usage of cash for operations in the prior year period.

•	Debt at June 30, 2014 was $0 as compared to $12.5 million at December 31, 2013.

Webcast and conference call reminder

In conjunction with this announcement Northern Power Systems’ management will present prepared remarks and participate in a question and answer session at 5:00 p.m. EDT on August 5, 2014. Those who wish to view the presentation should visit the “Investors” section of the Northern Power Systems’ website at http://www.ir.northernpower.com/events-and-presentations.aspx. The live call can be accessed domestically at +1-877-317-6789 and internationally at +1-412-317-6789. Participants should ask to be joined to the Northern Power Systems call.

About non-GAAP financial measures

To supplement Northern Power Systems’ consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), Northern Power Systems has used a non-GAAP financial measure, specifically non-GAAP adjusted EBITDA. Non-GAAP adjusted EBITDA is defined as net income/(loss), excluding share-based compensation expense, amortization of acquisition-related intangibles, depreciation of property, plant and equipment, interest expense, tax charges, and certain other non-cash charges, as applicable.

The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on non-GAAP adjusted EBITDA, please see the table captioned “Reconciliation of GAAP net loss to non-GAAP adjusted EBITDA net loss” included at the end of this release. The table has more details on the GAAP financial measure that is most directly comparable to non-GAAP adjusted EBITDA and the related reconciliation between these financial measures.

Northern Power Systems’ management believes that this non-GAAP financial measure provides meaningful supplemental information in assessing our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, which could be non-cash charges or discrete cash charges that are infrequent in nature. This non-GAAP financial measure also has facilitated management’s internal comparisons to Northern Power Systems’ historical performance and our competitors’ operating results, as well as reflects measurements which are used by creditors and other third parties in assessing our performance.

About Northern Power Systems

Northern Power Systems designs, manufactures, and sells wind turbines, and provides engineering development services and technology licenses for energy applications, into the global marketplace from its US headquarters and European offices.

•	Northern Power Systems has almost 40 years’ experience in technologies and products generating renewable energy.

•	Northern Power Systems currently manufactures the NPS™ 60 and NPS™ 100 turbines. With over 5 million run time hours across its global fleet, Northern Power wind turbines provide customers with clean, cost effective, reliable renewable energy.

•	Patented next generation permanent magnet/direct drive (PM/DD) technology uses fewer moving parts, delivers higher energy capture, and provides increased reliability due to reduced maintenance and downtime.

•	Northern Power Systems offers comprehensive in-house development services, including systems level engineering, advanced drivetrains, power electronics, PM machine design, and remote monitoring systems to the energy industry.

•	Some of the world’s largest manufacturers license the company’s next generation technology and IP for their utility and distributed wind products and markets.

To learn more about Northern Power Systems, please visit www.northernpower.com.

Notice regarding forward-looking statements:

This release includes forward-looking statements regarding Northern Power Systems Corp. and its business, which may include, but is not limited to, anticipated use of proceeds from capital transactions, expansion into new markets, and execution of the company’s growth strategy. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “is expected”, “expects”, “scheduled”, “intends”, “contemplates”, “anticipates”, “believes”, “proposes” or variations (including negative variations) of such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Such statements are based on the current expectations of the management of Northern Power Systems Corp. The forward-looking events and circumstances discussed in this release may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting the company, including risks regarding the wind power industry, performance and acceptance of the company’s products, economic factors, competition, the equity markets generally and many other factors beyond the control of Northern Power Systems Corp. Although Northern Power Systems Corp. has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Northern Power Systems Corp. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

For further information please contact:

Ciel R. Caldwell, Chief Financial Officer of Northern Power Systems, at +1-857-209-3606.

NORTHERN POWER SYSTEMS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (unaudited)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2014 AND 2013 - INCLUDING RESULTS OF THE PREDECESSOR COMPANY WIND POWER HOLDINGS, INC. AS APPLICABLE

(All amounts in thousands, except share and per share amounts)

	For the three months ended		For the six months ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013

REVENUES:
Net revenue	$13,770	$4,306	$27,526	$5,984
COSTS OF REVENUE AND OPERATING EXPENSES:
Cost of revenues	11,574	4,364	24,140	6,208
Sales and marketing	898	755	1,678	1,328
Research and development	1,077	1,006	2,216	2,011
General and administrative	2,393	1,540	4,569	3,052

Total costs of revenue and operating expenses	15,942	7,665	32,603	12,599

Loss from operations	(2,172)	(3,359)	(5,077)	(6,615)
Change in fair value of warrants	—	724	—	661
Interest income	5	—	5	—
Interest expense	(37)	(111)	(277)	(129)
Other income/(expense)	67	(4)	102	(25)

Loss before provision for income taxes	(2,137)	(2,750)	(5,247)	(6,108)
Provision for income taxes	15	3	29	29

NET LOSS	(2,152)	(2,753)	(5,276)	(6,137)

Foreign currency translation	(88)	—	(88)	—

COMPREHENSIVE LOSS	$(2,064)	$(2,753)	$(5,188)	$(6,137)

Net loss applicable to common shareholders	$(2,152)	$(3,801)	$(5,276)	$(8,708)

Net loss per common share
Basic and diluted	$(0.10)	$(13.22)	$(0.31)	$(57.29)

Weighted average number of common shares outstanding
Basic and diluted	21,088,589	287,413	16,964,388	151,995

NORTHERN POWER SYSTEMS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013 - FOR THE PREDECESSOR COMPANY WIND POWER HOLDINGS, INC.

(All amounts in thousands)

	June 30,	December 31,
	2014	2013
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$15,394	$4,534
Accounts receivable	3,535	1,175
Unbilled revenue	2,724	786
Inventories — net	13,568	11,682
Other current assets	2,579	2,808

Total current assets	37,800	20,985

Property, plant and equipment - net	1,538	1,414
Asset held for sale	—	1,300
Intangible assets - net	416	509
Goodwill	722	722
Other assets	731	2,615

Total Assets	$41,207	$27,545

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
Current portion of long-term debt	$—	$141
Senior secured convertible notes	—	12,107
Accounts payable	3,315	2,148
Accrued expenses	5,668	4,365
Deferred revenue	6,772	4,221
Customer deposits	6,440	10,917
Other current liabilities	717	3,327

Total current liabilities	22,912	37,226

Deferred revenue, less current portion	1,491	1,163
Other long-term liability	289	558

Total Liabilities	24,692	38,947

STOCKHOLDERS’ EQUITY (DEFICIENCY):
Common stock	165,505	128
Additional paid-in capital	7,532	139,804
Accumulated other comprehensive income	88	—
Accumulated deficit	(156,610)	(151,334)

Total Stockholders’ Equity (Deficiency)	16,515	(11,402)

Total Liabilities and Stockholders’ Equity (Deficiency)	$41,207	$27,545

The accompanying notes are an integral part of these condensed consolidated financial statements.

NORTHERN POWER SYSTEMS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2014 AND 2013 - INCLUDING RESULTS OF THE PREDECESSOR COMPANY WIND POWER HOLDINGS, INC. AS APPLICABLE

(All amounts in thousands)

	For the three months ended		For the six months ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
OPERATING ACTIVITIES:
Net loss	$(2,152)	$(2,753)	$(5,276)	$(6,137)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrants	—	(724)	—	(661)
Provision for inventory obsolescence	—	—	93	48
Provision for doubtful accounts	(25)	—	(88)	1
Stock-based compensation expense	454	57	602	179
Depreciation and amortization	391	310	569	537
Noncash restructure charges	—	(31)	—	19
Deferred income taxes	—	4	3	7

Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	(587)	435	(4,209)	356
Other current and noncurrent assets	296	115	184	408
Inventories	(1,136)	105	(1,979)	(1,338)
Accounts payable	(1,024)	53	1,167	(4)
Accrued expenses	(674)	252	1,416	386
Customer deposits	(3,313)	(335)	(4,477)	1,018
Other liabilities	880	508	2,821	(258)

Net cash used in operating activities	(6,890)	(2,004)	(9,174)	(5,439)

INVESTING ACTIVITIES:
Proceeds from sale of property	1,300	—	1,300	—
Purchases of property and equipment	(405)	(18)	(600)	(71)

Net cash provided (used) by investing activities	895	(18)	700	(71)

FINANCING ACTIVITIES:
Proceeds equity financing	19,662	—	19,662	—
Proceeds from exercise of stock options	25	—	25	—
Proceeds from issuance of convertible notes	—	4,525	—	4,525
Proceeds from borrowings of short-term debt	—	(750)	—	—
Debt principal payments	(382)	(32)	(441)	(62)

Net cash provided by financing activities	19,305	3,743	19,246	4,463

Effect of exchange rate change on cash	88	—	88	—

Change in cash and cash equivalents	13,398	1,721	10,860	(1,047)
Cash and cash equivalents - Beginning of the Period	1,996	1,688	4,534	4,456

Cash and cash equivalents - End of the Period	$15,394	$3,409	$15,394	$3,409

NORTHERN POWER SYSTEMS CORP.

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA NET LOSS (unaudited)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2014 AND 2013 - FOR THE PREDECESSOR COMPANY

WIND POWER HOLDINGS, INC.

(All amounts in thousands)

	For the three months ended		For the six months ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013

NET LOSS	$(2,152)	$(2,753)	$(5,276)	$(6,137)
Interest expense	37	111	277	129
Provision for income taxes	15	3	29	29
Depreciation and amortization	391	310	569	537
Stock compensation expense	454	57	602	179
Fair value of warrants classified as liability	—	(724)	—	(661)

Non-GAAP adjusted EBITDA net loss	$(1,255)	$(2,996)	$(3,799)	$(5,924)